Exhibit 10.1

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
ONEOK PARTNERS GP, L.L.C.

This Amendment No. 1, dated as of the date set forth below (this “Amendment”), to the Third Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of ONEOK Partners GP, L.L.C., a Delaware limited liability company (the "Company"), effective as of July 14, 2009, is entered into and effectuated by ONEOK Inc., an Oklahoma corporation in its capacity as the sole member of the Company (the "Member"), pursuant to Section 17.02 of the LLC Agreement.  Capitalized terms used but not defined herein are used as defined in the LLC Agreement.

RECITALS:

WHEREAS, Section 4.12 of the LLC Agreement sets forth the requirements for the approval of transactions in which a Director is interested; and

WHEREAS, the Member seeks to clarify the requirements under the LLC Agreement for the approval of transactions involving interested Directors.

NOW, THEREFORE, it is hereby agreed as follows:

AMENDMENT:

A.      Amendment.  The LLC Agreement is hereby amended as follows:

1.	Section 4.12(a) is hereby amended and restated in its entirety to read as follows:

"(a)      No contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, limited liability company or other organization in which one or more of its Directors or officers are directors (or the equivalent) or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because any such Director's or officer's vote is counted for such purpose if: (i) the material facts as to the Director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee thereof, and the Board of Directors or committee thereof in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; (ii) the material facts as to the Director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon pursuant to Section 4.12(c) or otherwise, and the contract or transaction is specifically approved in good faith by vote of the Members; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the Members. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof that authorizes the contract or transaction."

2.	Section 4.12(b) is hereby deleted in its entirety.

3.	For avoidance of doubt, Section 4.12(c) in unaffected hereby.

4.	Section 4.12(d) is hereby amended and restated in its entirety to read as follows:

"(d)      Notwithstanding anything to the contrary herein, this Section 4.12 shall not be applicable to any contract or transaction between (1) the Company and (2) a Parent Company or a Subsidiary Company, and no Director shall be deemed to have a financial interest in a Parent Company or a Subsidiary Company by reason of the fact that such Director is the beneficial owner of an equity interest in any such Parent Company or Subsidiary Company or is an officer or director (or the equivalent) of any such Parent Company or Subsidiary Company.  For the purposes hereof, (i) "Parent Company" shall mean any entity which beneficially owns a majority of the Units and (ii) "Subsidiary Company" shall mean (A) any entity in which the Company beneficially owns more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or the equivalent) of such entity and (B) any entity for which the Company, or a Subsidiary Company pursuant to clause (A), is the general partner.

5.	Section 4.12(e) is hereby deleted in its entirety.

B.      Agreement in Effect.  Except as hereby amended, the LLC Agreement shall remain in full force and effect.

C.      Applicable Law.  This Amendment shall be construed and interpreted according to the laws of the State of Delaware.

D.      Invalidity of Provisions.  If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be effected thereby.

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IN WITNESS OF WHICH, the undersigned has duly executed this Amendment No. 1 to the LLC Agreement as of the 16th day of February, 2012.

                            ONEOK, Inc., as sole member

                            By:  /s/John W. Gibson
                            Name:  John W. Gibson
                            Title:  Chairman and Chief Executive Officer

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